EXHIBIT 23(ii)

                          [Jackson & Kelly Letterhead]
                                  P.O. Box 553
                        Charleston, West Virginia 25322

                                 March 12, 1996

Dominion Resources, Inc.
Richmond, Virginia 23261

                            Re: Dominion Resources, Inc.
                                     Form 10-K

Gentlemen:

     We consent to the incorporation by reference into the registration statements of Dominion Resources, Inc., on Form S-3 (File No. 33-58219 and File No. 33-60673) of the statements, included in this Annual Report on Form 10-K, made in regard to our firm that are governed by the laws of West Virginia and that relate to franchises, title to properties, rate and other regulatory matters, and litigation.

                                      Sincerely yours,
                                      /s/ JACKSON & KELLY
                                          JACKSON & KELLY